UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2026

CYABRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43214	99-4210757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13 Gershon Shatz Tel Aviv Israel	6997543
(Address of registrant’s principal executive office)	(Zip code)

+972-54-768-8642

(Registrant’s telephone number, including area code)

Trailblazer Holdings, Inc.

510 Madison Avenue, Suite 1401

New York, NY 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CYAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 9, 2026, Cyabra, Inc. (the “Company”) received notices from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that the Company was no longer in compliance with (i) Nasdaq Listing Rule 5450(b)(2)(C) due to its failure to maintain a minimum Market Value of Publicly Held Shares (MVPHS) of $15,000,000 (the “MVPHS Rule”), based upon a review of the Company’s MVPHS for the 30 consecutive business days ended June 8, 2026 and (ii) Nasdaq Listing Rule 5450(a)(1) due to the failure of its common stock to maintain a minimum bid price of $1.00 per share for the 30 consecutive business days ended June 8, 2026 (the “Minimum Bid Rule”).

The notification has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on Nasdaq under the symbol “CYAB” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has a compliance period of 180 calendar days from the date of the notice (“Compliance Period”), or until December 7, 2026, and it may regain compliance if at any time during the Compliance Period the MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days. In the event the Company does not regain compliance with the MVPHS Rule prior to the expiration of the Compliance Period, it will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel. Alternatively, the Company may consider applying to transfer the Company’s securities to the Capital Market, provided it meets the Capital Market’s continued listing requirements.

In addition, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a compliance period of 180 calendar days, or until December 7, 2026, in which to regain compliance with the Minimum Bid Rule. If at anytime during this compliance period, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide the written confirmation of compliance and this matter will be closed. In the event the Company does not regain compliance with the Minimum Bid Rule prior to December 7, 2026, the Company may be afforded a second 180-calendar day compliance period. To qualify for this additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq with the exception of the minimum bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. Alternatively, the Company may consider applying to transfer the Company’s securities to the Capital Market, provided it meets the Capital Market’s continued listing requirements.

The Company is working diligently to regain compliance with Nasdaq’s listing rules. The Company intends to monitor the bid price of its common stock and consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with Nasdaq’s minimum bid price rule by December 7, 2026. However, there can be no assurance that the Company will be able to regain compliance with Nasdaq’s listing rules within the prescribed time period.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

Forward-Looking Statements

Certain information contained in this report consists of forward-looking statements for purposes of the federal securities law that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Nasdaq listing rules during any compliance period or in the future, or otherwise meet Nasdaq continued listing standards. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2026

CYABRA, INC.

	By:	/s/ Dan Brahmy
	Name:	Dan Brahmy
	Title:	Chief Executive Officer

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